Exhibit 10.106b

                                 PROMISSORY NOTE


$250,000                                                        April 11, 2003

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned MICHAEL RADLOVIC ("Borrower"), promises to pay to the order of VERTICAL COMPUTER SYSTEMS, INC., a California corporation ("Lender"), in lawful money of the United States of America the principal amount of TWO HUNDRED FIFTY THOUSAND Dollars ($250,000.00 U.S.) and interest at the rate of 10% per annum, which shall accrue from the date hereof.

1. PAYMENT OF PRINCIPAL AND INTEREST. Principal and interest shall be paid as follows:
         All principal then outstanding, and other amounts owing hereunder and then unpaid shall be due and payable by April 11, 2007 (the "Maturity Date").

2. COLLATERAL AS SECURITY. This Note is secured by certain collateral, described in the Loan and Security Agreement, between Borrower and Lender of even date herewith (the "Security Agreement"), which encumbers, among other things, the interest of Borrower in certain assets, as more particularly described therein (the "Collateral"). This Note, the Security Agreement, the Stock Pledge
Agreement between Borrower and Lender of even date herewith, and any other documents or instruments given or to be given to Lender to secure the indebtedness evidenced by this Note are collectively referred to herein as the "Loan Documents".

3. DEFAULT; REMEDIES. Each of the following occurrences and conditions shall constitute an Event of Default: a. failure of Borrower to pay as and when due any money, whether principal, interest, or otherwise, under this Note, or the breach or default of any obligation to pay money under or secured by the Security Agreement; or

         b. failure of Borrower to perform any obligation other than an obligation to pay money, as and when performance of such obligation is due under this Note or Loan Documents which failure continues for fifteen (15) days after notice thereof from Lender to Borrower; or

         c. failure by Borrower to comply with any of the terms, provisions, covenants, conditions or restrictions now or hereafter affecting the Collateral or any part thereof or contained in any agreement related or pertaining to the Collateral, which failure continues for fifteen (15) days after notice thereof from Lender to Borrower; or

         d. Borrower's making or at any time having made any representation, warranty or disclosure to Lender that is or was materially false or misleading on the date as of which made, whether or not that representation or disclosure appears in the Loan Documents; or

                                 Promissory Note

                                     1 of 5

         e. the sale, transfer, conveyance, or lease of all or any portion of the Collateral or of any of Borrower's rights therein, whether voluntarily, involuntarily, or otherwise, or Borrower's entering into an agreement to do any of the foregoing, in each case except as expressly permitted in the Security Agreement; or

         f. all or any part of the Collateral or any of Borrower's rights therein or any other security for this Note at any time being subject to any mortgage, deed of trust, or other encumbrance, pledge, hypothecation, security interest, or statutory or common law lien, in each case except as expressly permitted in the Security Agreement; or

         g. if Borrower or any guarantor hereof is a partnership, then the transfer or encumbrance of all or any portion of any general partnership interest therein, or the agreement by any general partner to transfer or encumber the same; or

         h. if Borrower or any guarantor hereof is a corporation, then the transfer or encumbrance of the controlling interest therein or the agreement by any person controlling Borrower to transfer or encumber the same; or

         i. the occurrence of any of the following as to Borrower, any guarantor hereof, or if either of them is a corporation, then any parent or subsidiary of the same, and if either of them is a partnership, then any general partner of the same (each and all of the foregoing, a "Party") : the appointment or application for or consent to the appointment of a receiver or a trustee for any Party or any portion of the property of any Party; or any Party's making of an assignment for the benefit of its creditors,; or a petition being filed by any Party pursuant to any of the provisions of the Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as the same may be amended, or any similar or successor statute; or a petition being filed against any Party under the Bankruptcy Code and the same not being dismissed or vacated within thirty (30) days after the date of such filing; or the attachment or sequestration of any of the property of any Party and the same not being discharged within thirty (30) days thereafter; or the dissolution or termination or winding up of any Party, or the institution of any proceeding seeking such dissolution, termination, or winding up of any Party; or

         j. N/A; or

         k. as to any lien or encumbrance at any time affecting any portion of the Collateral, irrespective of priority relative to the Security Agreement, the recording of a notice of default or the filing of any judicial proceeding seeking foreclosure thereof; or

         l. the commencement of any proceeding seeking partition of any portion of the Collateral.

At any time following the occurrence of any Event of Default, or following the occurrence of any event as a consequence of which the obligations evidenced hereby may be accelerated, then at the election of Lender and notwithstanding anything to the contrary herein or elsewhere, the entire amount of principal

                                 Promissory Note

                                     2 of 5
then outstanding under this Note and all interest, fees, charges, and other amounts owing and then unpaid hereunder shall become immediately due and payable, and Lender may exercise any and all rights that it may have under the Loan Documents, at law, in equity, and otherwise.

4. ATTORNEYS' FEES. Borrower shall pay to Lender upon demand all costs and expenses incurred by Lender in connection with determination, protection, or enforcement of any and all of Lender's rights hereunder or under any of the Loan Documents, including enforcement of any and all obligations of Borrower hereunder and thereunder and protection, enhancement, or maintenance of the security interests securing such obligations or the priority of the same. Such costs and expenses shall be payable whether or not any suit is instituted, and the same shall include without limitation attorneys' fees, expert witness fees, costs of investigation, and all of such costs incurred in connection with any trial, appellate proceeding, or any case or proceeding under Chapters 7, 11, or 13 of the Bankruptcy Code or any successor thereto.

5. WAIVER OF NOTICE. Borrower and each endorser, guarantor and surety of this Note hereby waive diligence, demand, presentment for payment, notice of discharge, notice of nonpayment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Borrower or any other person or persons. 6. NOTICES. All notices required hereunder or pertaining hereto shall be in writing and shall be deemed delivered and effective upon the earlier of (i) actual receipt, or (ii) the date of delivery or refusal of the addressee to accept delivery if such notice is sent by express courier service or United States mail, postage prepaid, certified or registered, return receipt requested, in either case to the applicable address as follows: To Borrower:

MICHAEL RADLOVIC.
330 North Indian Hill Blvd
Claremont, CA 91711

To Lender:

VERTICAL COMPUTER SYSTEMS, INC.
6336 Wilshire Boulevard
Los Angeles, CA 90048
Attn: President

Notwithstanding the foregoing, any notice under or pertaining to the Loan Documents or the obligations secured thereby given and effective in accordance with applicable law shall be effective for purposes hereof. Either party may change the address at which it is to receive notices hereunder to another business address within the United States (but not a post office box or similar mail receptacle) by giving notice of such change of address in accordance herewith.

                                 Promissory Note

                                     3 of 5

8. EXERCISE OF RIGHTS. No single or partial exercise of any of Lenders rights or powers under this Note or any of the other Loan Documents shall preclude any other or further exercise thereof or the exercise of any other right or power. Lender at all times shall have the right to proceed against any portion of the security which secures payment of the indebtedness evidenced hereby in such order and manner as Lender may elect without waiving any rights with respect to any other portion of such security. Each and all rights and remedies of Lender hereunder and under the Loan Documents are cumulative and in addition to each and all other such rights and remedies. No exercise of any right or remedy shall preclude exercise of any other right or remedy.

9. NO WAIVER. No failure of Lender to insist upon strict performance of any obligation of Borrower or to exercise any right or remedy hereunder or under the Loan Documents, whether before or after any default, shall constitute or give rise to a waiver thereof, and no waiver of any default shall constitute a waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder or otherwise, and no acceptance of any past due payment hereunder or acceptance of any amount less than the amount then due, and no other indulgence that may be granted by Lender from time to time shall (a) preclude the exercise of any right that Lender may have at law, in equity, by contract or agreement or otherwise, or (b) constitute or give rise to (i) a waiver of such right of acceleration or any other right, or (ii) a novation of this Note or a reinstatement of the debt evidenced hereby, or (iii) any waiver of Lender's rights to demand and receive from Borrower full and prompt payment and performance thereafter, to impose late charges retroactively, or to declare a default. Borrower and each endorser, guarantor, and surety of this Note hereby expressly waive the benefit of any statute or rule of law or equity which would produce any result contrary to or otherwise in conflict with any of the foregoing.

10. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Lender may assign or otherwise transfer all or any part of its interest herein. Promptly following written notice of such assignment or other transfer, duly executed by Lender, Borrower shall render full and complete performance hereunder as and when due to the transferee so designated by Lender. Borrower shall not assign or transfer all or any of its interests or obligations hereunder, and any attempted or purported assignment or transfer by Borrower shall be void and of no force or effect, except to the extent that the same may be expressly permitted under the Security Agreement. Subject to the foregoing, the terms of this Note shall apply to, be binding upon, and inure to the benefit of ail parties hereto and their successors and assigns.

11. MODIFICATION. This Note shall not be modified, amended, or terminated, except by written agreement duly executed and delivered by both Lender and Borrower.

12. CONFLICTS. In the event of any conflict between any provision of this Note and any provision of the Security Agreement, which conflict cannot reasonably be resolved in such a way as to give effect to all provisions herein and therein contained, this Note shall govern.

                                 Promissory Note

                                     4 of 5

13. JOINT AND SEVERAL LIABILITY. If this Note is executed by more than one person as Borrower, then the liability Lender may of each of them shall be joint and several. If Borrower is a partnership, then the liability of each general partner thereof hereunder shall be joint and several.

14. SEVERABILITY. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

15. GOVERNING Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first written above.



                                         By __________________________
                                                  Michael Radlovic


                                 Promissory Note

                                     5 of 5